Exhibit 10.25

Facilities Lease Agreement

This Commercial Lease Agreement ("Lease") is made and effective December 11, 2009, by and between

(1) AgFeed Industries, Inc. (“AgFeed”) ("Landlord"); and

(2) Hypor Agfeed Breeding Company Inc. ("Tenant").

The Landlord has obtained a valid lease in respect of the collectively-owned land (having an area of about 217.6 Mou (145139.2 square meters)) located in Futian Village, Futian Township, China, and has built a pig breeding facility on such land (“Leased Premises”).

The Landlord desires to lease the Leased Premises to the Tenant for the purposes of operating a pig breeding facility and the Tenant desires to lease the Leased Premises from Landlord for the term, at the rental and upon the covenants, conditions and provisions herein set forth.

THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, it is agreed:

1.	Term.

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The initial term (“Initial Term”) of the Lease shall be ten (10) years, beginning on the date of registration of the Tenant as a Wholly-Owned Foreign Entity with the appropriate Chinese authorities and ending on the tenth (10th) anniversary of such date of registration.

●	Tenant may renew the Lease:

o	Term and rent of the extended lease shall be determined at the time of renewal.

o	Tenant shall exercise such renewal option, if at all, by providing written notice to Landlord not less than three (3) months prior to the expiration of the Initial Term.

o	Unless otherwise agreed to by Landlord and Tenant at renewal, all other covenants, conditions and provisions as contained in this Lease will not change.

2.	Rent and Other Payments.

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The Tenant shall pay to Landlord:  (1) a rental payment of 1,950,648 RMB per year, payable in instalments of 162,554 RMB per month, such rental payment subject to increase or decrease upon determination of Landlord’s final project cost to construct and deliver the Leased Premises to Tenant; and (2) any such additional amounts due and owing pursuant to Article 7 of this Lease for Tenant’s portion of any lease and general real estate taxes and fees billed by Landlord.

●	Each rental instalment payment shall be due in advance on the first day of the calendar month for each quarter during the Lease term to Landlord at the following address:

o	Rm. A1001-1002, Tower 16, Hengmao Int’l Center

333 S. Guangchang Rd.

Nanchang, Jiangxi Province

PRC 330003

●	Late payment of the Lease is subject to an interest rate of 0.5% per month.

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Appendix 1 of this Lease is a site map illustrating the buildings and layout of the Leased Premises at the time of signing of this Lease, as well as an associated description of the buildings of the Leased Premises with key contents.

●	Appendix 2 of this Lease is a full list of all equipment included in this Lease.

3.	Termination

●	The Landlord and the Tenant may mutually agree in writing to terminate the lease agreement.

●	Unless there is early termination, the lease agreement shall terminate upon the date of expiration.

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Not due to the reasons attributable to the Landlord (except for occurrence of a force majeure event), for early termination of this lease agreement by the Tenant, the Tenant shall provide 1 (one) year written notice and 1 (one) quarter penalty payment.

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Not due to the reasons attributable to the Tenant (except for occurrence of a force majeure event), for early termination of this lease agreement by the Landlord, the Landlord shall provide 1 (one) year written notice to the Tenant, and the Landlord will be subject to a penalty payment equal to all losses incurred by the Tenant caused by such early termination in addition to all reasonable actual costs and expenses incurred thereby arising out of transfer of its business to new location. Reconciliation and payment shall be made upon receipts of the move.

●	Both Landlord and Tenant may be excused from further performance under this Lease in the event of any of the following:

o	The Leased Premises and/or the underlying land are so seriously damaged due to an event of force majeure that further performance of this Lease is practically impossible;

o	The underlying land is expropriated by governmental authorities; or

o
The Leased Premises is dismantled pursuant to an order by competent government authorities or any restrictions on the rights and title in respect of the Leased Premises or right to use the underlying land are imposed by any judicial or administrative bodies according to law.

●	At the time of early termination or termination upon expiry, all buildings and equipment should be left in working order except for normal wear and tear.

4.	Maintenance and Repairs

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During the term of this Lease, the Landlord shall be responsible for all major or structural maintenance and repairs (“Repairs”).  Major or structural Repairs means deficiencies caused by faulty design and/or poor construction, including subsidence due to insufficient compaction of fill dirt.

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If the Landlord fails to make such Repairs within fifteen (15) days of receipt of a Repair notice from the Tenant, the Tenant shall have the right to make or have made the necessary repairs for the account of the landlord and/or the right to terminate this Lease by issuing a termination notice to the Landlord.

●	Damage caused by intention or neglect shall be repaired at the expense of the responsible party

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Unless otherwise provided under this Lease, minor Repairs shall be carried out by the Tenant at its own expense. Minor Repairs mean routine maintenance and repair of buildings and equipment as well as anything that can be maintained or repaired by the Tenant’s staff.

5.	Technology Updates

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The Tenant shall have the right, upon obtaining Landlord's consent in writing, such consent not unreasonably withheld, to remodel and make additions, improvements and replacements to all or any part of the Leased Premises from time to time as Tenant may deem desirable.

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The Tenant and the Landlord shall to come to an agreement in writing regarding who is responsible for any technology updates, costs and construction and a re-negotiation of the relevant terms and provisions of this Lease, if necessary for such purpose.

●	If during the term of the Lease the Tenant wishes to expand or increase the size of the farm, the parties shall re-negotiate the relevant terms and provisions of the Lease for such purpose.

6.	Representations and Warranties of AgFeed:

●	AgFeed has a valid lease interest in the Leased Premises during the entire term of this Lease, including any extension of this Lease.

●	AgFeed has obtained or completed all necessary approval, registration or filing with the competent land authorities in respect of its lease with the relevant land owner.

●	AgFeed has obtained all necessary permission or consent from the relevant land owner to sublease the entire Leased Premises to the Tenant for pig breeding and farming business.

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AgFeed has obtained all necessary governmental permission or consent regarding the Leased Premises being used for operating a pig breeding business, including but not limited to any environmental approval and/or farming construction and operation permit.

●	AgFeed has obtained the ownership to all its farm buildings and creates no mortgage or any other security interest or restriction over such buildings in favour of any entities or individuals.

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AgFeed’s right to use the land on which the Leased Premises is constructed is free and clear of any mortgage, security interest, other third party’s rights or restrictions in favour of any entities or individuals.

7.	Lease and General Real Estate Taxes.

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The Landlord shall pay, prior to delinquency, any and all lease and general real estate taxes and fees levied by the competent government authorities in connection with use of the Leased Premises (including owning and use of all the farm buildings thereon), whether required or not at the signing of this lease and newly instituted or coming due during the term of this Lease on the Leased Premises. On an annual basis, at Landlord’s billing, Tenant shall promptly remit to Landlord Tenant’s share of such lease and general real estate taxes and fees related to the farm buildings thereon.

8.	Insurance.

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The Landlord shall maintain Leasehold insurance covering all buildings and all equipment for fire and natural disaster and any extended insurance coverage on the building and any equipment in the Leased Premises in such amount as the Landlord shall deem appropriate.

●	The Tenant shall be responsible, at its expense, for fire and extended coverage insurance on all of its personal property, including the movable devices for business located in the Leased Premises.

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Tenant shall, at its own expense, maintain a policy or policies of comprehensive general liability insurance with respect to the particular activities at the Leased Premises, with the premiums thereon fully paid on or before due date. Such insurance policy shall be issued by and binding upon an insurance company approved by Landlord, and shall afford minimum protection of not less than US$  500,000 for single limit coverage of bodily injury, property damage or combination thereof.

9.	Utilities.

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The Tenant shall pay all charges for coal, electricity, telephone and other services and utilities used by the Tenant on the Leased Premises during the term of this Lease, unless otherwise expressly agreed to in writing by Landlord.

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At commencement of the Lease, Landlord shall deliver the Leased Premises to Tenant with back-up electric generator, back-up water supply, and waste treatment/disposal systems in place that are commercially reasonable for Tenant’s activities on the Leased Premises that are contemplated by this Lease.

●	As part of the Wuning farm’s waste management program, Tenant shall receive the economic benefit of any methane energy produced, if any, by any Digester system fuelled by farm hog effluent.

10.	Signs.

●	The Tenant shall have the right to place on the Leased Premises, at locations selected by the Tenant, any signs which are permitted by applicable zoning ordinances and private restrictions.

11.	Entry.

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Upon the prior written notice, the Landlord shall have the right to enter upon the Leased Premises at reasonable hours to inspect the same, provided the Landlord shall not thereby unreasonably interfere with the Tenant's business on the Leased Premises.

●	The Landlord must adhere to the Tenants Bio Security Protocols regarding Pig Freedom. See Appendix 4 of this Lease–Bio Security Protocols of the Tenant.

12.	Damage and Destruction.

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If the Leased Premises or any part thereof is damaged by fire, casualty or structural defects, such damage or defects not being the result of any act of negligence by the Tenant or by any of the Tenant's agents, employees or invitees, and the same cannot be used for the Tenant's purposes, then the Tenant shall have the right within twenty four (24) hours following such damage to elect by notice to Landlord to terminate this Lease as of the date of such damage, without any surviving obligations to Tenant .

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In the event of minor damage caused by fire, casualty or structural defects, such damage or defects not being the result of any act of negligence by the Tenant or by any of the Tenant's agents, employees or invitees, to any part of the Leased Premises, and if such damage does not render the Leased Premises unusable for the Tenant's purposes, the Landlord shall promptly repair such damage at the cost of the Landlord. The Landlord shall act within fifteen (15) days following the repair request made by the Tenant. If the Landlord fails to act within fifteen (15) days of the request by the Tenant, the Tenant may conduct such repair but the cost of the repair shall be borne by the Landlord in accordance with the provisions of Article 20 of this Lease.

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If during the term of this Lease the Leased Premises become inoperable for the Tenants purposes, caused by the same as above, in whole or in part, then the Tenant shall be relieved from paying all the rents and other charges during the period that the Leased property is inoperable.

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Lease payments paid in advance for any such periods that the Lease property is inoperable shall be credited on the next ensuing payments, if any.  If no further payments are to be made, any such advance payments shall be refunded to Tenant.

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The provisions of this paragraph extend not only to the matters aforesaid, but also to any occurrence which is beyond the Tenant's reasonable control and which renders the Leased Premises inoperable in whole or in part, for the Tenant's purposes.

13.	Tenant’s Default.

●	In the event of a default made by the Tenant in the payment of rent due to Landlord, the Tenant shall have thirty (30) days after receipt of written notice thereof to cure such default.

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In the event of a default made by the Tenant in any of the other covenants or conditions to be kept, observed and performed by the Tenant, the Tenant shall have forty-five (45) days after receipt of written notice thereof to cure such default.

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In the event that the Tenant fails to cure any default within the time allowed under this paragraph, the Landlord may declare the term of this Lease ended and terminated by giving the Tenant written notice of such intention.

14.	Quiet Possession.

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The Landlord covenants and warrants that upon performance by the Tenant of its obligations hereunder, the Landlord will keep and maintain the Tenant in exclusive, quiet, peaceable and undisturbed and uninterrupted possession of the Leased Premises during the term of this Lease.

15.	Notice.

●	Any notice required or permitted under this Lease shall be deemed sufficiently given or served if:

(1)          sent by certified mail, return receipt requested, addressed as follows:

Landlord:

Rm. A1001-1002, Tower 16, Hengmao Int’l Center

333 S. Guangchang Rd.

Nanchang, Jiangxi Province

PRC 330003

Tenant: Rm. A1001-1002, Tower 16, Hengmao Int’l Center

333 S. Guangchang Rd.

Nanchang, Jiangxi Province

PRC 330003

(2)          sent by courier, three (3) business days after posting it, to the above address,

(3)          sent by fax, when a confirmation report of transmission is recorded by the sender's facsimile machine.

●	The Landlord and the Tenant shall each have the right from time to time to change the place where notice is to be given under this paragraph by written notice thereof to the other party.

16.	Waiver.

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No waiver of any default of the Landlord or the Tenant hereunder shall be implied from any omission to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. One or more waivers by the Landlord or the Tenant shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition.

17.	Successors.

●	The provisions of this Lease shall extend to and be binding upon the Landlord and the Tenant and their respective legal representatives, successors and assigns.

18.	Consent.

●	The Landlord shall not unreasonably withhold or delay its consent with respect to any matter for which the Landlord's consent is required or desirable under this Lease.

19. Return of the Farm and assets on termination

•	The tenant agrees to return the farm and all leased assets to the Landlord within 15 days of the termination date and in normal operating condition.

20. Landlord’s Default.

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Unless otherwise provided under this Lease, if there is a default with respect to any of the Landlord's covenants, warranties or representations under this Lease, and if the default continues more than forty-five (45) days after notice in writing from the Tenant to the Landlord specifying the default, the Tenant may, at its option and without affecting any other remedy hereunder, cure such default and deduct the cost thereof from the next accruing instalment or instalments of rent payable hereunder until the Tenant shall have been fully reimbursed for such expenditures, together with interest thereon at a rate equal to the lesser of six percent (6%) per annum or the then highest lawful rate. If this Lease terminates prior to the Tenant's receiving full reimbursement, the Landlord shall pay the un-reimbursed balance plus accrued interest to the Tenant on demand. Otherwise, the Tenant may, at its option, terminate the agreement and the Landlord shall bear the liabilities for breach of this Lease.

21.  Compliance with Law.

●	The Tenant and the Landlord each shall comply with all laws, orders, ordinances and other public requirements now or hereafter affecting the Leased Premises.

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Landlord shall be responsible for any cleanup costs, penalties and legal costs associated with a violation of any environmental laws, ordinances, rules, requirements or regulations relating to the preservation or regulation of the public health, welfare or environment or the regulation or control of toxic or hazardous substances or materials directly caused by the condition of the Leased Premises as delivered to the Tenant or the improper installation of any systems by the Landlord on or in the Leased Premises; provided however, Landlord shall not be responsible in the event Tenant fails to comply with any effluent handling procedures or any waste management system operation procedures prescribed by the Landlord.

22. Final Agreement.

●	This Lease terminates and supersedes all prior understandings or agreements on the subject matter hereof. This Lease may be modified only by a further writing that is duly executed by both parties.

23. This Lease conforms to all relevant clauses in the Shareholders Agreement of Hypor Agfeed Breeding Company Inc. that will affect the performance of this Lease by both parties.

24.  Registration

●	Landlord shall complete the relevant registration or filing procedures in respect of this Lease within thirty (30) days of execution of this Lease.

25. Counterparts and Language

●	This agreement shall be signed in two (2) counterparts in both Chinese and English languages. Each party will hold one (1) copy. In case of any dispute, the English version will be followed.

[signature page follows]

This Lease is entered into by the duly authorised representatives of the parties on the date stated on the first page of this Lease.

Landlord: AgFeed Industries, Inc.

By:	/s/ Li Songyan

Name:	Li Songyan

Title:	Chairman

Date:	December 11, 2009

Tenant: Hypor Agfeed Breeding Company Inc.

By:	/s/ Li Songyan

Name:	Li Songyan

Title:	Authorized Signatory

Date:	December 11, 2009